UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2008 (June 18, 2008)

Commission File Number 000-51762

ALTERNATIVE ENERGY SOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3038728 (I.R.S. Employer Identification Number)

310 W. 20th Street, KCMO 64108
(816) 842-3835
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

In November, 2007, Alternative Energy Sources, Inc. (the “Company”) and a privately-held company (referred to herein and in prior filings with the U.S. Securities and Exchange Commission (the “SEC”) as the “Potential Acquiror”) entered into a letter agreement (the “Letter Agreement”) to provide financial assurances to the Potential Acquiror for the time and expense incurred in evaluating a possible purchase of the Company. Under the terms of the Letter Agreement, the Company was free to pursue any strategic transaction including the sale of the Company to another acquiror but was required to pay the Potential Acquiror a fee of $500,000 (and reimburse its reasonable expenses up to $500,000) if, within one year, the Company entered into an agreement with respect to a change-of-control transaction with another acquiror. However, that fee would have been payable only upon consummation of such a transaction. The Letter Agreement was filed as Exhibit 10.1 to Current Report on Form 8-K with the SEC on November 13, 2007.

On June 18, 2008, the Company and the Potential Acquiror signed an agreement that terminates the November, 2007 Letter Agreement in full. In return for terminating the Letter Agreement, the Company agreed to waive any and all restrictions contained in the various confidentiality agreements signed between the Company, the Potential Acquiror and affiliates of the Potential Acquiror that prohibited the solicitation and hiring of employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008	ALTERNATIVE ENERGY SOURCES, INC.

	By:	/s/Mark Beemer
Name: Mark Beemer
Title: Chief Executive Officer